Press Release	Source: Rubicon Real Estate and Mortgages, Inc.

Rubicon Financial Announces New RADD Division

Thursday February 7, 1:31 pm ET

IRVINE, Calif.--(BUSINESS WIRE)--Rubicon Real Estate and Mortgages, Inc. (“RREM”), a wholly owned subsidiary of Rubicon Financial Incorporated (OTCBB:RBCF - News), a publicly traded financial services holding company offering multiple financial services to mid market corporate clients, financial institutions and investors, is pleased to announce the introduction of a newly formed division; the REO Acquisition & Disposition Division (“RADD”).

“RADD was developed to address our institutional customers’ rapidly growing demand for bulk asset pool transactions in real estate backed assets, which includes performing and non performing notes, as well as in bank owned properties known as REOs,” stated Thomas E. Jandt, Executive Vice President of Business Development for Rubicon.

“The mortgage crisis caused by rising rates from 2005 through 2007, in conjunction with declining home values and the tightening of credit available to average income borrowers, has created a large surplus of non performing notes (1st trust deeds that are in default) and a tremendous amount of new foreclosures that are being reported each day. Although this is discouraging for real estate speculators and homeowners on a limited budget in the retail end of the real estate spectrum, this is an extremely lucrative opportunity for bulk asset buyers of distressed property and/or notes. RADD has been designed to offer customers with distressed pools of real estate backed assets the opportunity to present these assets to institutional buyers at a discount to the appraised market value of the property that provides a unique purchasing opportunity at below market prices for buyers and allows for! recapitalization of our institutional clients balance sheet so that their lending or debt management divisions of their businesses may return to ‘cash flow positive’ on their debt portfolios by lending out these newly replenished funds to new higher quality borrowers,” continued Jandt.

RREM’s management believes that real estate may continue to decline over the next 2 to 3 years, and based on this assumption, RREM anticipates that by creating this specialty division for asset liquidations, the RADD program may generate significant business for RREM by capturing a significant part of this growing business.

RADD is designed to be unique in its approach whereby its agents identify each buyer’s needs and then hand select one of their clients whom are offering an asset pool that matches that need closely. Put simply, RADD puts bulk asset buyers in direct contact with RADD’s clients whom wish to sell their asset pools for an attractive price designed to suit both party’s needs. RREM believes that it has carved out a truly unique and lucrative niche in this expanding market.

RADD has already established many direct relationships for the liquidation of real estate portfolios and notes with various banks, mortgage servicing companies, hedge funds, institutions, lenders, asset management companies and liquidation attorneys, providing institutional clients and real estate investors direct access to bulk asset pools of notes and REOs at attractive discounts to today’s market price. As a nationwide provider of bulk assets, RREM is accredited as a licensed real estate broker in California and has a mortgage license expanding into 38 states nationwide.

About Rubicon:

Rubicon Financial Incorporated is a publicly-traded holding company that intends to acquire private companies in the financial services industry and leverage their strengths within a holding company structure. Rubicon has located its headquarters to the Orange County area of Southern California in order to capitalize on the perceived large and sophisticated customer base located there. The types of financial services Rubicon intends to offer are those of: insurance, both personal and commercial; mortgage and real estate services; retail brokerage services; securities market making; online trading;

and investment banking for small to midsized companies. Each segment of these services will be an individual licensed entity under the parent holding company of Rubicon.

About RREM:

Rubicon Real Estate and Mortgages, Inc. brokers and originates real estate loans and mortgages. RREM is licensed as a mortgage broker in California and derives revenue from loan origination points, fees, processing fees and in-house escrow services.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be “forward-looking statements.”

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the establishment of the RADD division; the ability of RADD to effectively and efficiently conduct its plan of operation; the actual state of the real estate market or future predictions of real estate values; the ability of Rubicon to execute its business plan and become a diversified financial services company; the successful acquisition of other financial services companies; any other effects resulting from the RADD division; risks and effects of legal and administrative proceedings and government regulation; future financi! al and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Rubicon makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the Securities and Exchange Commission. Rubicon undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Rubicon Financial Incorporated

Thomas Jandt, 949-798-7220

Source: Rubicon Real Estate and Mortgages, Inc.